Exhibit 3.98

VALLEYBROOKE LAND HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Section 1.1.    Registered Office. The registered office of Valleybrooke Land Holdings, Inc. ( “Corporation”) in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation, as they may from time to time be amended (the “Articles”), or at such other place as the Board of Directors of the Corporation (the “Board”) may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

Section 1.2.    Other Offices. The Corporation also may have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board from time to time may determine or the business of the Corporation requires.

ARTICLE II
MEETINGS OF THE SHAREHOLDERS

Section 2.1.    Place. All meetings of the shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine.

Section 2.2.    Annual Meeting. A meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on the first Monday in April if not a holiday or on such other date as the Board shall determine. If the annual meeting is not called and held within six months after the designated time for such meeting, any shareholder may call the meeting at any time after the expiration of such six-month period.

Section 2.3.   Written Ballot. Unless required by a vote of the shareholders before the voting begins, elections of directors need not be by written ballot.

Section 2.4.    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the President of the Corporation, by shareholders entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast, or by the Board, upon written request delivered to the Secretary of the Corporation. Any request for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to give notice, in a manner consistent with Section 2.7 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary of the Corporation may fix, which time may not be, if the meeting is called pursuant to a statutory right, more than sixty (60) days after receipt of the request. If the Secretary of the Corporation shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.5.   Scope of Special Meetings. Business transacted at any special meeting shall be confined to the business stated in the notice.

Section 2.6.   Record Date. The Board may fix a time, prior to the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting. Only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

Section 2.7.    Notice. Written notice of every meeting of the shareholders, stating the place, the date and hour thereof and, in the case of a special meeting of the shareholders, the general nature of the business to be transacted thereat, shall be given at least ten (10) days prior to the day named for the meeting to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 2.6 of these Bylaws or, if no record date be fixed, then of record at the close of business on the tenth (10th) day preceding the day on which notice is given. Notice shall be given in a manner provided in Section 11.4 of these Bylaws. Any notice of any meeting of shareholders may state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

Section 2.8.    Quorum. The shareholders present in person or by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, subject to the provisions of Section 2.9 of these Bylaws, adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (a) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (b) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that such original notice shall have complied with the last sentence of Section 2.7 of these Bylaws.

Section 2.9.    Adjournment. Any meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such periods as the shareholders present in person or by proxy and entitled to vote thereat shall direct. Other than as provided in Section 2.7 of these Bylaws, notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. At any adjourned meeting at which a quorum is present in accordance with Section 2.8 of these Bylaws, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.10.    Majority Voting. Any matter brought before a duly organized meeting for a vote of the shareholders including, without limitation, the amendment of any bylaw, shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the applicable law, the Articles or a bylaw adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter.

Section 2.11.    Voting Rights. Except as otherwise provided in the Articles, at every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, and controlled by the Board, directly or indirectly, shall not be voted.

Section 2.12.    Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing may authorize another person to act for him or her by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder, shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

Section 2.13.    Voting Lists. The officer or agent having charge of the transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 2.14.    Judges of Election. In advance of any meeting of the shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3), as determined by the Board to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

Section 2.15.    Participation by Conference Call. The right of any shareholder to participate in any shareholders’ meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which event all shareholders so participating shall be deemed present at such meeting, shall be granted solely in the discretion of the Board.

ARTICLE III
SHAREHOLDER ACTION BY WRITTEN CONSENT

Section 3.1.    Written Consent in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. An action taken pursuant to this Section may become effective immediately upon its authorization, but prompt notice of the action shall be given to each shareholder entitled to vote thereon who has not consented thereto. The consents shall be filed with the Secretary of the Corporation.

Section 3.2.    Record Date - Consents. Except as otherwise provided in Section 2.6 of these Bylaws, the record date for determining shareholders entitled to (a) express consent or dissent to action in writing without a meeting, when prior action by the Board is not necessary, (b) call a special meeting of the shareholders or (c) propose an amendment of the Articles, shall be at the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the Articles is filed with the Secretary of the Corporation. If prior action by the Board is necessary, the record date for determining such shareholders shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

ARTICLE IV
DIRECTORS

Section 4.1.    Number and Qualifications. The Board shall consist of no less than one and no more than five directors except as provided in Section 4.4 of these Bylaws in the case of vacancies, directors, other than those constituting the first board of directors, shall be elected by the shareholders. Directors shall be natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation.

Section 4.2.     Term. Each director shall be elected to serve a term of one (1) year and until a successor is elected and qualified or until the director’s earlier death, resignation or removal.

Section 4.3.    Nominations of Directors. Nominees for election to the Board shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections pursuant to Section 4.12 of these Bylaws. The Board or such committee, as the case may be, may consider written recommendations from shareholders for nominees for election to the Board provided any such recommendation, together with (a) a written description of the proposed nominee’s qualifications and other relevant biographical information, (b) a description of any arrangements or understandings among the recommending shareholder and each nominee and any other person with respect to such nomination, and (c) the consent of each nominee to serve as a director of the Corporation if so elected, is received by the Secretary of the Corporation not later than the tenth (10th) day after the giving of notice of the meeting at which directors are to be elected. Only persons duly nominated for election to the Board in accordance with this Section 4.3 shall be eligible for election to the Board.

Section 4.4.    Vacancies. Vacancies in the Board, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board, even though less than a quorum, or by a sole remaining director, and each person so elected shall serve as a director for the balance of the unexpired term. If one or more directors resign from the Board effective at a future date, the directors then in office, including those who have resigned, shall have the power to fill the vacancies by a majority vote, the vote thereon to take effect when the resignations become effective.

Section 4.5.    Removal. The entire Board or any one or more directors may be removed from office without assigning any cause by the vote of the shareholders.

Section 4.6.    Powers. The business and affairs of the Corporation shall be managed under the direction of its Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

Section 4.7.    Place of Board Meetings. Meetings of the Board may be held at such place within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.8.    First Meeting of Newly Elected Board. The first meeting of each newly elected Board may be held at the same place and immediately after the meeting at which such directors were elected, and no notice shall be required other than announcement at such meeting. If such first meeting of the newly elected Board is not so held, notice of such meeting shall be given in the same manner as set forth in Section 4.9 of these Bylaws with respect to notice of regular meetings of the Board.

Section 4.9.    Regular Board Meetings; Notice. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board at a duly convened meeting, or by unanimous written consent. Notice of each regular meeting of the Board shall specify the date, place and hour of the meeting and shall be given to each director at least five (5) business days prior to the meeting date. Notice shall be given in a manner provided in Section 11.4 of these Bylaws.

Section 4.10.    Special Board Meetings; Notice. Special meetings of the Board may be called by the President of the Corporation on notice to each director, specifying the purpose, date, place and hour of the meeting and given within the same time and in the same manner provided for notice of regular meetings in Section 4.9 of these Bylaws. Special meetings shall be called by the Secretary of the Corporation in like manner and on like notice on the written request of two directors.

Section 4.11.    Quorum of the Board. At all meetings of the Board, the presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 4.12.    Committees of Directors. The Board may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to (a) submit to the shareholders any action requiring approval of the shareholders under the applicable law, (b) create or fill vacancies on the Board, (c) amend or repeal these Bylaws or adopt new bylaws, (d) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board, (e) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board, (f) amend the Articles or adopt a resolution proposing an amendment to the Articles, or (g) adopt a plan or an agreement of merger or consolidation, share exchange, asset sale or division. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board shall serve at the pleasure of the Board.

Section 4.13.    Participation in Board Meetings by Telephone. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. All directors so participating shall be deemed present at the meeting.

Section 4.14.    Action by Consent of Directors. Any action required or permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors in office or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

Section 4.15.    Compensation of Directors. The Board may, by resolution, fix the compensation of directors for their services as directors. A director may also serve the Corporation in any other capacity and receive compensation therefor.

Section 4.16.    Directors’ Liability. No person who is or was a director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action, except to the extent that the foregoing limitation of liability is expressly prohibited by applicable statutory law or is imposed pursuant to a criminal statute or constitutes self-dealing, willful misconduct or recklessness.

ARTICLE V
OFFICERS

Section 5.1.    Principal Officers. The officers of the Corporation shall be chosen by the Board, and shall include a President, Chief Executive Officer, Chairman of the Board, a Secretary and a Treasurer (collectively, the “Principal Officers”). One or more Executive Vice Presidents or Vice Presidents also may be appointed by the Board. The Principal Officers shall be natural persons of full age. Any number of offices may be held by the same person.

Section 5.2.    Electing Principal Officers. The Board, immediately after each annual meeting of the shareholders, shall elect the Principal Officers of the Corporation, none of whom need be members of the Board.

Section 5.3.    Other Officers. The Corporation may have such other officers, assistant officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any Principal Officer the power to appoint or remove, and set the compensation of, any such other officers and any such agents or employees.

Section 5.4.    Compensation. Except as provided in Section 5.3 of these Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board.

Section 5.5.    Term of Office; Removal. Each officer of the Corporation shall hold office until his or her successor has been chosen and qualified or until his or her earlier death, resignation or removal. Vacancies of any office shall be filled by the Board. Any officer or agent may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.6.    Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stock-holders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.7.    The President. The President shall be the chief executive officer of the Corporation; he or she shall preside at all meetings of the shareholders and directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

Section 5.8.    The Executive Vice-Presidents. The Executive Vice-President or Vice-Presidents, in the order designated by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may prescribe or the President may delegate to them.

Section 5.9.    The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all the transactions in a book to be kept for that purpose, and shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the corporate seal, if any, of the Corporation.

Section 5.10.    The Treasurer.

(a)    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board.

(b)    The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer.

Section 5.11.    Bonds. If required by the Board, any officer shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE VI
CERTIFICATES FOR SHARES

Section 6.1.    Share Certificates. The certificates representing shares of the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each. The Certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby.

Section 6.2.    Execution of Certificates. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the President, by any Vice-President, or by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

ARTICLE VII
TRANSFER OF SHARES

Section 7.1.     Transfer; Duty of Inquiry. Upon presentment to the Corporation or its transfer agent of a share certificate indorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer registered upon the books of the Corporation, unless the Corporation or its transfer agent has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to transfers of its securities or the rightfulness thereof unless (a) the Corporation has received written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it before the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares are a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

Section 7.2.     Discharging Duty of Inquiry. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by the claimant or, if there is no such address, at the claimant’s residence or regular place of business, that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty (30) days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

ARTICLE VIII
REGISTERED SHAREHOLDERS

Section 8.1.     Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania.

ARTICLE IX
LOST CERTIFICATES

Section 9.1.     If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.

ARTICLE X
DISTRIBUTIONS

Section 10.1.     Distributions. Distributions upon the shares of the Corporation, whether by dividend, purchase or redemption or other acquisition of its shares subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board and may be paid directly or indirectly in cash, in property or by the incurrence of indebtedness by the Corporation.

Section 10.2.     Reserves. Before the making of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

Section 10.3.     Stock Dividends/Splits. Stock dividends or splits upon the shares of the Corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board.

ARTICLE XI
GENERAL PROVISIONS

Section 11.1.     Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

Section 11.2.     Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board.

Section 11.3.     Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.” Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

Section 11.4.     Notices. Whenever, under the provisions of the applicable law or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, courier service (with charges prepaid) or facsimile transmission, to his or her address, (or to his or her telex, or facsimile number), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex or facsimile transmission shall be deemed to have been given when dispatched.

Section 11.5.     Waiver of Notice. Whenever any notice is required to be given by applicable law or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

ARTICLE XII
AMENDMENTS

Section 12.1.     Amendments. These Bylaws may be amended or repealed and/or new bylaws adopted by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened or, except for a bylaw on a subject expressly committed to the shareholders by applicable law, by a majority vote of the members of the Board at any regular or special meeting duly convened, subject always to the power of the shareholders to change such action by the directors; however, whenever the Bylaws require for the taking of any action by the shareholders a specific number or percentage of votes, the provision of the Bylaws setting forth that requirement shall not be amended or repealed by any lesser number or percentage of votes of the shareholders. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws. There shall be included in, or enclosed with the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

ARTICLE XIII
INDEMNIFICATION

Section 13.1.     Officers and Directors - Direct Actions. The Corporation shall indemnify any director or officer of the Corporation (as used in this Article XIII, the phrase “director or officer of the Corporation” shall mean any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (a) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 13.2.     Officers and Directors - Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including fees for legal counsel) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

Section 13.3.     Employees and Agents. The Corporation may, to the extent permitted by applicable law, indemnify any employee or agent of the Corporation (as used in this Article XIII, the phrase “employee or agent of the Corporation” shall mean any person who is or was an employee or agent of the Corporation, other than an officer, or is or was serving at the request of the Corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including fees for legal counsel), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation, provided he or she has met the standard of conduct set forth in Sections 13.1 and 13.2, subject to the limitations set forth in Section 13.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor.

Section 13.4.     Mandatory Indemnification. To the extent that a director or officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 13.1, 13.2 or 13.3 of this Article XIII, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including fees for legal counsel) actually and reasonably incurred by him or her in connection therewith.

Section 13.5.     Advancing Expenses. Expenses (including fees for legal counsel) incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action or proceeding referred to in this Article XIII may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XIII.

Section 13.6. Procedure.

(a)    Unless ordered by a court, any indemnification or advancement of expenses under this Article XIII shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 13.1, 13.2 or 13.3, as the case may be.

(b)    All determinations under this Section 13.6 shall be made:

(1)    With respect to indemnification under Section 13.3 and advancement of expenses to an employee or agent of the Corporation, other than an officer, by the Board by a majority vote.

(2)    With respect to indemnification under Section 13.1 or 13.2 and advancement of expenses to a director or officer of the Corporation,

(A)   By the Board by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or

(B)   If such a quorum is not obtainable, or, if obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(C)   By the shareholders.

Section 13.7.     Nonexclusivity of Indemnification.

(a)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article XIII or otherwise.

(b)    Indemnification pursuant to Section 13.7(a) hereof shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(c)    Indemnification pursuant to Section 13.7(a) under any Bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 13.7 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

Section 13.8.     Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article XIII or otherwise.

Section 13.9.     Past Officers and Directors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

Section 13.10.     Surviving or New Corporations. References to “the Corporation” in this Article XIII include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any director, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article XIII with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

Section 13.11.     Employee Benefit Plans.

(a)    References in this Article XIII to “other enterprises” shall include employee benefit plans and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

(b)   Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines.”

(c)    Action with respect to an employee benefit plan taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.